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                                                                    Exhibit 23.4




LifeMinders, Inc.
13530 Dulles Technology Drive
Suite 500
Herndon, VA 20170

Ladies and Gentlemen:

     We consent to the use of our form of opinion as an exhibit to Amendment No. 1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 26, 2001 by Cross Media Marketing Corporation ("Cross Media"), which includes the Joint Proxy Statement/Prospectus of Cross Media and LifeMinders, Inc., and to the references to our firm in the Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act or the rules or regulations promulgated thereunder.

                                        Very truly yours,

                                        SHAW PITTMAN LLP

                                        By: Craig Chason, PC

                                        By: /s/ Craig Chason
                                            --------------------------
                                              Craig Chason, President